UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2024, Duke Energy Corporation (the “Corporation”) announced that Mr. Harry K. Sideris has been appointed as President, effective April 1, 2024. Mr. Sideris, age 53, has served as Executive Vice President, Customer Experience, Solutions and Services since May 2021. From October 2019 to May 2021, he served as Senior Vice President, Customer Experience and Services, and from June 2018 to October 2019 he served as Senior Vice President, Chief Distribution Officer. Prior to that he served in various other leadership positions, including State President, Florida, since joining the Corporation and its predecessors in 1996.

In connection with the appointment of Mr. Sideris as President, the Compensation and People Development Committee of the Board of Directors of the Corporation approved an annual base salary of $900,000, a short-term incentive opportunity equal to 115% of his annual base salary, and a long-term incentive opportunity equal to 475% of his annual base salary, all effective as of April 1, 2024. The Compensation and People Development Committee also approved his annual award under the 2024 long-term incentive program, which consistent with past practice, was allocated 30% to restricted stock units and 70% to performance shares, and otherwise is subject to the terms of our long-term incentive program. Mr. Sideris will continue to participate in the compensation and benefit plans in which he was participating prior to his appointment. Mr. Sideris has not entered into, and no amendments were made to, any other material plans, contracts or arrangements in connection with his appointment.

The Corporation also announced on March 15, 2024, that Ms. Lynn J. Good, who currently serves as President and Chief Executive Officer of the Corporation, and the Chair of the Board of Directors, will continue on and after April 1, 2024, as Chief Executive Officer and Chair of the Board of Directors.

On March 15, 2024, the Corporation also announced that Mr. Steven K. Young, the Corporation’s Executive Vice President and Chief Commercial Officer, will retire on June 30, 2024. Effective April 1, 2024, certain of Mr. Young’s responsibilities will transition to several other executives, as described in the Press Release attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

99.1	Press Release, dated March 15, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: March 15, 2024	By:	/s/ David S. Maltz
David S. Maltz
Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary